UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 18, 2016

VBI VACCINES INC.

(Exact name of registrant as specified in charter)

Delaware	000-18188	93-0589534
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 3rd Street, Suite 2241

Cambridge, Massachusetts 02142

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (617) 830-3031

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below).

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[  ] Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 1, 2014, VBI Vaccines Inc. (the “Registrant”) through its wholly-owned subsidiary, Variation Biotechnologies Inc., a Canadian corporation (“VBI Cda”), entered into a Sub-Sublease (the “Sub-Sublease”) with Iogen Corporation (the “Sub-sublandlord”) pursuant to which the Registrant rents VBI Cda’s research facility. The Sub-Sublease was attached as an exhibit to and described further in the Registration Statement on Form F-4/A filed by SciVac Therapeutics Inc. on February 5, 2016 and incorporated by reference to the Registrant’s Annual Report on Form 10-K filed on February 25, 2016.

On March 18, 2016, VBI Cda and the Sub-sublandlord entered into that certain Amendment of Sub-sublease (the “Amendment”). The Amendment provides the following revisions to the Sub-Sublease: (i) increases the laboratory and office space rented by approximately 2,712 square feet (the “Additional Area”); (ii) extends the term of the Sub-Sublease to December 31, 2019; (iii) establishes additional rent, as described in the Sub-Sublease, for the Additional Area from February 15, 2016 through March 31, 2016; (iv) describes the portion of the build-out of the Additional Area that would be completed by Sub-sublandlord; and (v) sets the basic rent for the original premises at $14.50 CAD per square foot of rentable area and at $13.50 CAD per square foot for the rentable area of the Additional Area. Basic rent for the Additional Area will begin to accrue on April 1, 2016. The Sub-Sublease otherwise remains in full force and effect without modification.

The foregoing description of the Amendment does not purport to be complete, and is qualified in its entirety by reference to the full text of the Amendment, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Amendment of Sub-sublease, dated as of March 18, 2016*

*Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VBI VACCINES, INC.

Date: March 21, 2016	By:	/s/ Jeff Baxter
Jeff Baxter
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment of Sub-sublease, dated as of March 18, 2016*

*Filed herewith